Exhibit 99.1
KOHLBERG KRAVIS ROBERTS & CO. L.P.	07/29/2024

By: KKR & Co. GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR & CO. GP LLC	07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR HOLDCO LLC	07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP PARTNERSHIP L.P.	07/29/2024

By: KKR Group Holdings Corp., its general partner
By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP HOLDINGS CORP.	07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP CO. INC.	07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR & CO. INC.	07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR MANAGEMENT LLP	07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

HENRY R. KRAVIS	07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact

GEORGE R. ROBERTS	07/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact